UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 4, 2011

BLUE SPHERE CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No.  333-147716

Nevada	98-0550257
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	identification No.)

35 Asuta Street, Even Yehuda, Israel 40500
(Address of principal executive offices)   (zip code)

+972-9-8917438
(Registrant’s telephone number, including area code)

Copy to:
Sunny J. Barkats, Esq.
At:
JSBarkats, PLLC
18 East 41st Street, 19th Fl.
New York, NY 10017
www.JSBarkats.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A-2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Pursuant to an agreement between Blue Sphere Corporation (the “Registrant” or the “Company”) and Asher Enterprises, Inc. (“Asher”), Asher agreed to purchase an 8% convertible note (the “Note”) of the Company in the aggregate principal amount of $45,000.00. Asher purchased the Note from the Company on October 2, 2011 (the “Issue Date”) by transferring funds acceptable to the Company in the amount of $45,000.00.

The Note is convertible into shares of common stock of the Company from time to time, and at any time, beginning March 14, 2012 and ending, absent any condition of default, on June 14, 2012, subject to the limitations and conditions set forth in the Note. The Company has the right to prepay the Note under the certain conditions for 180 days following the issue date.

This description of the Securities Purchase Agreement and 8% Convertible Promissory Note does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement and 8% Convertible Promissory Note, the terms of which are made a part hereof and incorporated by reference herein.

Item 9.01 Financial Statement and Exhibits

Exhibits

10.1	Certification of Principal Executive Officer dated October 4, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: 4 October 2011

BLUE SPHERE CORPORATION (Registrant)

By:	/s/ Shlomo Palas
Shlomo Palas
Chief Executive Officer